UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2008

NationsHealth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50348	06-1688360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13650 N. W. 8th Street, Suite 210, Sunrise, Florida		33325
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-903-5000

13650 N. W. 8th Street, Suite 109, Sunrise, Florida, 33325
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2008, NationsHealth, Inc. (the "Company") and its indirect wholly-owned subsidiary, United States Pharmaceutical Group, L.L.C. ("USPG"), entered into the Second Amended and Restated Preferred Vendor Agreement with Connecticut General Life Insurance Company ("CIGNA") (the "Second Amendment"). The Second Amendment amends and restates the amended and restated preferred vendor agreement entered into on May 26, 2006. The Second Amendment extended the term of the agreement through September 30, 2012 (the "Term") and automatically renews for additional one-year periods (an "Additional Period") unless any party provides to the other parties notice to terminate not later than July 1 of any Additional Period or the final year of the Term. The Second Amendment continues to be contingent upon the award of Part D contracts to CIGNA by the Centers for Medicare and Medicaid Services’ (CMS) and contains customary and usual representations and warranties and indemnification provisions.

Pursuant to the Second Amendment, and through an anticipated transition date of the end of the first quarter of 2009 (the "Transition Date"), USPG will continue to provide CIGNA the same member service activities and selected marketing and enrollment services it currently provides (the "Pre-Transition Services") in connection with CIGNA’s Medicare Rx Medicare Part D Prescription Drug Plan ("PDP"). Following the Transition Date, USPG will provide more focused member facing services, including telephonic enrollment, member services, grievance management and billing customer service (collectively, the "Post-Transition Services"), but will no longer provide services relating to membership reconciliation, mail room monitoring and document processing, financial reconciliation, premium billing and collection and member correspondence fulfillment. In connection with the Second Amendment, the compensatory terms related to the Pre-Transition Services have been slightly reduced for the period November 2008 through the Transition Date. Furthermore, the compensation related to the Post-Transition Services will be reduced to reflect the reduction in overall services that USPG will provide to CIGNA.

The Second Amendment permits the Company and USPG to provide the Pre-Transition Services and Post-Transition Services to other Medicare Part D insurers and CIGNA may use other vendors to provide the Services for its Medicare Part D program, provided, however, that CIGNA is required to pay the Company certain fees if CIGNA does not meet (i) specified membership enrollment thresholds, and (ii) CIGNA does not direct to USPG at least a certain minimum percentage of its total enrollees in the CIGNA PDP.

The Second Amendment will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2008, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

The Company issued a press release regarding the foregoing on May 7, 2008, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated May 7, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NationsHealth, Inc.

May 7, 2008	By:	Timothy Fairbanks

Name: Timothy Fairbanks
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated May 7, 2008